Exhibit 99.4

FOCUS UNIVERSAL INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Focus Universal Inc., a Nevada corporation (the “Company”) is providing this unaudited pro forma condensed combined financial information to illustrate the effects of the acquisition by Lusher Holding LLC (“Lusher Holding”), a wholly owned subsidiary of the Company, of the Class A office and commercial property located at 901 Corporate Center Drive, Monterey Park, California 91754 (the “Property”) from 901 Corporate Center, LP (“Seller”). The Property acquisition closed on April 17, 2026.

A pro forma condensed combined balance sheet as of April 16, 2026, is presented as if the Property acquisition had occurred on that date. The pro forma condensed combined statements of operations for the year ended December 31, 2025 and the period from January 1, 2026, through April 16, 2026, give effect to the Property acquisition as if it had occurred on January 1, 2025, in accordance with 17 CFR 210.11-02(a)(6)(i). The interim depreciation and interest adjustments cover the three months ended March 31, 2026.

This information was derived from and should be read in conjunction with the Company’s historical financial statements and the historical statement of revenues and certain operating expenses of the acquired Property. The pro forma information is for illustrative purposes only and does not purport to represent what the results of operations or financial position would actually have been.

F-1

FOCUS UNIVERSAL INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, AND APRIL 16, 2026

		Pro Forma		Pro Forma
	Focus	Adjustments	Notes	Combined

ASSETS
Current assets
Cash	$6,012,717	$(6,125,000)	a	$3,887,717
		4,000,000	f
Accounts receivable, net	9,650			9,650
Inventories, net	90,705			90,705
Prepaid expenses	581,929			581,929
Marketable securities	8,874			8,874
Deposit – current portion	79,302			79,302
Total Current Assets	6,783,177			4,658,177

Land, building, and parking structure (preliminary valuation)	60,921	17,700,000	b	17,760,921
Operating lease right-of-use asset	157,857			157,857
Deposit	539,213	(525,000)	c	14,213
Capitalized software costs	256,098			256,098

Total Assets:	$7,797,266			$22,847,266

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$454,309			$454,309
Lease liability, current portion	53,601			53,601
Total Current Liabilities	507,910			507,910

Non-Current Liabilities
Lease liability, less current portion	59,213			59,213
Long-term loan	–	$11,050,000	d	11,050,000
Total Non-Current Liabilities	59,213			11,109,213

Total Liabilities	567,123			11,617,123

Redeemable Preferred Stock
Series B convertible redeemable preferred stock	5,479,350	(5,479,350)	e	–

Stockholders' Equity
Common stocks	1,025	699	e	1,724
Treasury stock	(649,007)			(649,007)
Additional paid-in capital	34,901,858	5,478,651	e	44,380,509
		4,000,000	f
Shares to be issued, common shares	19,443			19,443
Retained earnings (Accumulated deficit)	(32,496,155)			(32,496,155)
Accumulated other comprehensive loss	(26,371)			(26,371)
Total Stockholders' Equity	1,750,793			11,230,143

Total Liabilities, Redeemable Preferred Stock and Stockholders' Equity	$7,797,266			$22,847,266

Notes:

(a)	Represents the amount of cash downpayment paid by the Company upon the closing of the Property acquisition
(b)	Represents the total purchase price of the Property
(c)	Represents the initial down payment of paid by the Company on January 26, 2026
(d)	Represents the portion of the purchase price of the Property paid with the proceeds of a term loan to Lusher Holdings from East West Bank
(e)	To convert all outstanding Series B Preferred Stock at the floor conversion price of $7.84 per share.
(f)	To record the $4,000,000 private placement transaction (the “Warrant Offering”) with Armistice Capital Master Fund Ltd.

F-2

FOCUS UNIVERSAL INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Focus	901*	Pro Forma Adjustments	Pro Forma Combined

Revenue	$255,023	$2,963,001	$–	$3,218,024
Cost of Revenue	290,275	–	–	290,275
Gross Profit (Loss)	(35,252)	2,963,001	–	2,927,749

Operating Expense:
Selling expense	60,289	–	–	60,289
Compensation – officers and directors	499,852	–	–	499,852
Research and development	919,965	–	–	919,965
Professional fees	1,302,800	–	–	1,302,800
General and administrative (including depreciation)	2,075,107	1,502,013	887,712	4,464,832
Total Operating Expenses	4,858,013	1,502,013	887,712	7,247,738

Income (Loss) from Operations	(4,893,265)	1,460,988	(887,712)	(4,319,989)

Other Income (Expense)
Interest income (expense), net	70,024	–	(686,726)	(616,702)
Unrealized loss on marketable equity securities	(1,773)	–	–	(1,773)
Other income (expense), net	37,245	–	–	37,245
Total Other Income	105,496	–	(686,726)	(581,230)

Net Income (Loss)	$(4,787,769)	$1,460,988	$(1,574,438)	$(4,901,219)

Accretion of Redeemable Preferred Stock	(453,334)	–	–	(453,334)

Net Income (Loss) Available to Common Stockholders	$(5,241,103)	$1,460,988	$(1,574,438)	$(5,354,553)

Other Comprehensive Items
Foreign currency translation loss	(6,207)	–	–	(6,207)

Total Comprehensive Income (Loss)	$(5,247,310)	$1,460,988	$(1,574,438)	$(4,907,426)

Basic and diluted net loss per share:
Net loss per share	$(7.07)			$(7.21)

Weighted-average common shares outstanding: Basic and Diluted	742,201			742,201

* The financial information regarding the Property is based on the audited statements of revenues and certain operating expenses of 901 Corporate Center Drive for the year ended December 31, 2025 and the period from January 1, 2026 through April 16, 2026. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 combines the audited condensed combined statement of operations of Focus Universal for the year ended December 31, 2025 with the audited statement of revenues and certain operating expenses of 901 Corporate Center Drive for the year ended December 31, 2025, giving effect to the acquisition as if it had been consummated on January 1, 2025.

F-3

FOCUS UNIVERSAL INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2026, THROUGH APRIL 16, 2026

	Focus For The Three Months Ended March 31, 2026	901* For The Period Ended April 16, 2026	Pro Forma Adjustments	Pro Forma Combined

Revenue	$47,973	$871,408	$–	$919,381
Cost of Revenue	32,729	–	–	32,729
Gross Profit	15,244	871,408	–	886,652

Operating Expense:
Selling expense	32,848	–	–	32,848
Compensation – officers and directors	117,551	–	–	117,551
Research and development	264,797	–	–	264,797
Professional fees	385,205	–	–	385,205
General and administrative (including depreciation)	486,554	368,767	221,928	1,077,249
Total Operating Expenses	1,286,955	368,767	221,928	1,877,650

Income (Loss) from Operations	(1,271,711)	502,642	(221,928)	(990,997)

Other Income (Expense)
Interest income (expense), net	40,090	–	(170,320)	(130,230)
Unrealized loss on marketable equity securities	(14,013)	–	–	(14,013)
Other income (expense), net	(444)	–	–	(444)
Total Other Income	25,633	–	(170,320)	(144,687)

Net Income (Loss)	$(1,246,078)	$502,642	$(392,248)	$(1,135,684)

Accretion of Redeemable Preferred Stock	(226,666)	–	–	(226,666)

Net Income (Loss) Available to Common Stockholders	$(1,472,744)	$502,642	$(392,248)	$(1,362,350)

Other Comprehensive Items
Foreign currency translation gain	5,026	–	–	5,026

Total Comprehensive Income (Loss)	$(1,467,718)	$502,642	(392,248)	$(1,130,658)

Basic and diluted net loss per share:
Net loss per share	$(1.48)			$(1.37)

Weighted-average common shares outstanding: Basic and Diluted	994,059			994,059

* The financial information regarding the Property is based on the audited statements of revenues and certain operating expenses of 901 Corporate Center Drive for the year ended December 31, 2025 and the period from January 1, 2026 through April 16, 2026.

F-4

FOCUS UNIVERSAL INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

On January 21, 2026, Focus Universal Inc. (the “Company”) (Nasdaq: FCUV) entered into a Purchase, Sale, and Escrow Agreement with 901 Corporate Center, LP (“Seller”), pursuant to which the Company acquired a 100,743-square-foot office and commercial building, together with a four-level parking structure, located in Monterey Park, California.

901 Corporate Center, LP is a California limited partnership formed in July 2006 to acquire, own, lease, operate, and manage commercial real estate. Its principal asset was the Class A office building located at 901 Corporate Center Drive, Monterey Park, California. Operations consisted primarily of leasing office space to governmental and commercial tenants, collecting rental income, maintaining the property, and managing related operating activities.

The accompanying unaudited pro forma combined balance sheet presents the combined accounts of the Company and 901 as if the acquisition had occurred on April 16, 2026. The pro forma statements of operations give effect to the acquisition as if it had occurred on January 1, 2025. Historical periods are identified in the respective columns; the interim depreciation and interest adjustments cover the three months ended March 31, 2026.

The following adjustments to the Company’s unaudited pro forma condensed combined balance sheet as of April 16, 2026, would be required if the acquisition occurred as indicated above:

(a)	Represents the amount of cash downpayment paid by the Company upon the closing of the Property acquisition
(b)	Represents the total purchase price of the Property
(c)	Represents the initial down payment of paid by the Company on January 26, 2026
(d)	Represents the portion of the purchase price of the Property paid with the proceeds of a term loan to Lusher Holdings from East West Bank
(e)	To convert all outstanding Series B Preferred Stock at the floor conversion price of $7.84 per share.
(f)	To record the $4,000,000 private placement transaction (the “Warrant Offering”) with Armistice Capital Master Fund Ltd.

Statement of operations adjustments

General and administrative expenses include additional depreciation of $887,712 for 2025 and $221,928 for the three months ended March 31, 2026. The calculation follows the Company’s Q2 fixed asset schedule: land of $5,148,306 is not depreciated; building and parking structure of $8,862,095 are depreciated over 39 years, improvements of $580,835 over 15 years, and equipment of $3,108,764 over 5 years. Straight-line monthly depreciation is rounded to whole dollars consistently with that schedule.

Interest expense includes estimated acquisition-loan interest of $686,726 for 2025 and $170,320 for the three months ended March 31, 2026. The calculation uses the internal loan schedule’s $11,050,000 principal, 6.25% annual rate and $68,698.64 monthly payment, with monthly interest calculated at the annual rate divided by 12 and payments at month-end. The interim calculation continues after the first 12 hypothetical payments. Debt issuance cost amortization and additional income tax effects are not included in this update.

Basic and diluted loss per share is $7.21 for 2025 and $1.37 for the interim period, using loss available to common stockholders and the existing draft denominators of 742,201 and 994,059 shares, respectively.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is based on a number of assumptions and estimates that are subject to uncertainties. The unaudited pro forma condensed combined financial information does not purport to represent what the Company’s actual financial position or results of operations would have been had the transaction occurred on the dates indicated, nor does it purport to project the Company’s financial position or results of operations as of any future date or for any future period.

F-5